                                                           Exhibit No. EX-99.h.3

                       Cheswold Lane Asset Management, LLC
                           100 Front Street, Suite 960
                           West Conshohocken, PA 19428

June 2, 2006

Cheswold Lane Funds
100 Front Street, Suite 960
West Conshohocken, PA 19428

          Re:  Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby,  Cheswold Lane Asset  Management,  LLC (the "Advisor"),
agrees  that  in  order  to  improve  the   performance  of  the  Cheswold  Lane
International  High Dividend  Fund (the  "Fund"),  which is a series of Cheswold
Lane Funds,  the Advisor shall,  from June 21, 2006 through June 30, 2008, waive all or a portion of its  investment  advisory  fees  and/or  reimburse  expenses
(excluding any taxes,  interest,  brokerage  fees,  certain  insurance costs and extraordinary  expenses) in an aggregate amount equal to the amount by which the
Fund's total operating expenses (excluding any taxes, interest,  brokerage fees, certain insurance costs and extraordinary expenses) exceeds 1.15% (excluding any taxes,  interest,  brokerage fees,  certain  insurance  costs and  extraordinary expenses).

     The Advisor  acknowledges that it: (1) shall not be entitled to collect on, or make a claim for, waived fees at any time in the future; and (2) shall not be entitled to collect  on, or make a claim for,  reimbursed  Fund  expenses at any time in the future.

                                          Cheswold Lane Asset Management, LLC

                                          By: /s/ Eric F. Scharpf
                                              Name: Eric F. Scharpf
                                              Title: Managing Partner
                                              Date: June 2, 2006

Your signature below acknowledges
acceptance of this Agreement:

Cheswold Lane Funds

By: /s/ Eric F. Scharpf
    Name: Eric F. Scharpf
    Title: Trustee, President and
           Chief Executive Officer
    Date: June 2, 2006